SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

__________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934, as amended

Date of Report:  June 20, 2002
(date of earliest event reported)

CREDIT SUISSE FIRST BOSTON MORTGAGE ACCEPTANCE CORP.

(Exact name of Registrant as Specified in Charter)

Delaware	333-65554	13-3460894
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Eleven Madison Avenue
New York, New York  10010

(Address of Principal Executive Offices)
(Zip Code)

Registrant’s telephone number, including area code: (212) 325-2000

             Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 5.  Other Events.

Filing of Computational Materials.

In connection with the proposed offering of the Credit Suisse First Boston Mortgage Acceptance Corp., CIT Home Equity Loan Trust 2002-2, CIT Home Equity Loan Asset-Backed Certificates, Series 2002-2 (the “Certificates”), Credit Suisse First Boston Corporation, as the underwriter (the “Underwriter”), has prepared certain materials (the “Computational Materials”) for distribution to its potential investors.  Although Credit Suisse First Boston Mortgage Acceptance Corp. (the “Company”) provided the Underwriter with certain information regarding the characteristics of the mortgage loans (the “Mortgage Loans”) in the related portfolio, the Company did not participate in the preparation of the Computational Materials.

In connection with the offering of the Certificates, the Computational Materials were distributed by Credit Suisse First Boston Corporation and Salomon Smith Barney Inc. (the “Underwriters”) to their potential investors.

For purposes of this Form 8-K, “Computational Materials” shall mean the Series 2002-2 term sheet, computer generated tables and/or charts displaying, with respect to any Class or Classes of Certificates, any of the following: yield; average life; duration; expected maturity; interest rate sensitivity; loss sensitivity; cash flow characteristics; background information regarding the Mortgage Loans, the proposed structure; decrement tables; or similar information (tabular or otherwise) of a statistical, mathematical, tabular or computational nature.

The Computational Materials are attached hereto as Exhibit 99.1.  The Legends of Banc One Capital Markets, Inc. and J.P. Morgan Securities Inc. are attached hereto as Exhibit 99.2.

Item 7.

Financial Statements, Pro Forma Financial Information and Exhibits.

(a)

Not applicable.

(b)

Not applicable.

(c)

Exhibits:

99.1

Computational Materials.

99.2

Legends of Banc One Capital Markets, Inc. and J.P. Morgan Securities Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CREDIT SUISSE FIRST BOSTONMORTGAGE ACCEPTANCE CORP.

By: /s/ Kari S. Roberts

Name: Kari S. Roberts

Title:   Vice President

Date:  June 19, 2002

EXHIBIT INDEX

Sequentially

Exhibit Number

Description

Numbered Page

99.1

Computational Materials.

99.2

Underwriters’ Legend for

Computational Materials.